EXHIBIT 32

18 U.S.C. SECTION 1350 CERTIFICATION

NEOGEN CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Neogen Corporation (the “Company”) for the period ended February 28, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John E. Adent, as President & Chief Executive Officer of the Company and I, Steven J. Quinlan, as Vice President & Chief Financial Officer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 29, 2019

/s/ John E. Adent
John E. Adent
President & Chief Executive Officer
(Principal Executive Officer)

/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.